Exhibit 3.9

AGREEMENT AND CONTRACT OF TRUST

OF

FOSSIL TRUST

We, Fossil Intermediate, Inc., a Delaware corporation with its principal place of business at 1105 N. Market Street, Suite 1300, P. O. Box 8985, Wilmington, Delaware 19899 (the “Subscriber”) and Tom Kartsotis, Alan D. Moore (individually a “Trustee” and collectively referred to as the “Trustees”), and Wilmington Trust Company (the “Delaware Trustee”) have on August 31, 1994, entered into an agreement and contract to create a trust under which the appointed and constituted trustees under this agreement shall be empowered to operate a business as explained by this instrument.

To this end the Subscriber forms a trust for the purposes here stated, and without personal liability of the stockholders here. It is intended and proposed that all others other than the Subscriber who may become the owner of shares of stock in this trust ipso facto agree to accept the terms of this instrument and declaration of trust as if they were the original subscribers to it. Further it is understood and agreed that we and such other stockholders as may come into the trust are associated together merely and solely for the purpose of being cestui que trustents of the trust created, thus being entitled to the equitable and beneficial interest of all profits and property, both personal and real, of the trust estate created, our respective proportionate interests to be determined by the number of shares held by each of us, the shares being representative of such interest.

This trust shall be known as Fossil Trust.

The disposition of the stock in the company is to be made by the Trustees in the manner here set out.

We do now covenant and declare that the following are and shall be the fundamental articles of the trust by which we and all persons who at any time hereafter may transact any business with the Trustees and the Delaware Trustee shall be bound and concluded. The Subscriber, the Trustees and the Delaware Trustee here signify and confirm by their certificates and signatures to this instrument their acceptance of all its terms and their obligations to perform and discharge the duties imposed by this instrument.

I. The capital stock of the trust, which is to be known by the name of Fossil Trust, is $1,000 to be divided into 1,000 shares of the par value of $.01 each.

II. Tom Kartsotis, Alan D. Moore and Wilmington Trust Company are here and now designated trustees of the Trust, with powers and duties and the limitation of same as specified.

III. T.R. Tunnell is to fill the office of secretary and Randy S. Kercho is to fill the office of treasurer, and shall perform such other duties as are necessary and usually performed by such officers in a similar business, but it is understood that they shall have no power to bind the trust by contract, except as such power is delegated to them in writing by the Trustees.

IV. Alan D. Moore, Trustee, shall be the president and general manager of said trust with powers and duties, authority and rights, to do all things necessary in assisting to carry out the purposes of the trust as here set out and the Trustees and the Delaware Trustee are empowered to execute all contracts, deeds, transfers, assignments and all other instruments, to pass title to trust property, bind the trust estate, provided the stock certificates here mentioned in this trust agreement may be executed and signed by the president or by the vice-president, acting in the absence of the president, and also signed by the secretary and treasurer in attestation with the seal of the company impressed upon it.

V. The Trustees and the Delaware Trustee and their successors in trust shall hold the legal title to all property that may be acquired by or for the benefit of the trust estate, and shall have and exercise exclusive management, disposition and control of the same, subject to the terms and provisions of this declaration of trust.

VI. The purposes and object of the trust shall be to carry on any lawful business or activity including holding, managing, administering, controlling, investing, reinvesting or operating such business, and all other necessary and proper things incident to the conducting of a business in such manner as may be to the best interest and profit of the trust estate, subject, however, to this declaration of trust. The trust is a business trust within the meaning of the Delaware Business Trust Act, 12 Del C §3801 et seq, as amended (the “Trust Act”).

VII. The Trustee and the Delaware Trustee may acquire, own and dispose of shares in Fossil Trust to the same extent as if he or she were not a trustee. None of the Trustees or the Delaware Trustee shall be liable to the stockholders for error in judgment in prosecuting and managing the trust property, interest and business, nor for any act done by them, or any of them, in the course of such management, nor for any omission to act in the execution of this trust, except such acts of omissions as involve bad faith on their part, nor shall they be liable for the acts or omissions of each other, nor for the acts or omissions of any officer, agent or servant appointed by or acting for them; and they shall not be obligated to give bond to secure the performance of this trust by them.

VIII. A complete description of the property now held in trust at the execution of this instrument by the Trustees and the Delaware Trustee is fully described and set out in a certain instrument of assignment to the Trustees and the Delaware Trustee in their capacities for the Fossil Trust.

IX. (a) The Delaware Trustee shall serve until such time as a successor is appointed by the Trustees. Notwithstanding the foregoing, the Delaware Trustee may resign at any time upon the giving of at least sixty (60) days advance written notice to the Trustees; provided however, that such resignation shall not become effective unless and until a successor Delaware Trustee shall have been appointed by the Trustees. If the Trustees do not act within such sixty (60) day period, the Delaware Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Delaware Trustee.

(b) The Delaware Trustee shall constitute the trustee required pursuant to Section 3807(a) of the Trust Act and shall have only the rights, obligations and liabilities specifically provided for herein and in the Trust Act and shall have no implied rights, obligations and liabilities with respect to the affairs of the trust. Notwithstanding any other provision contained herein, unless specifically directed by the Trustees and consented to by the Delaware Trustee, the Delaware Trustee shall not participate in any decisions relating to, or possess any authority independently to manage or control, the business of the trust. In no event shall the Delaware Trustee have any liability for the acts or omissions of the Trustees. The Delaware Trustee shall have the power and authority to execute, deliver, acknowledge and file all necessary documents and to maintain all necessary records of the trust as required by the Trust Act. The Delaware Trustee shall provide prompt notice to the Trustees of its performance of any of the foregoing. The Trustees shall reasonably keep the Delaware Trustee informed of any actions taken by the Trustee with respect to the trust that affect the rights, obligations or liabilities of the Delaware Trustee hereunder or under the Trust Act.

(c) The Delaware Trustee shall be entitled to receive from the trust reasonable compensation for its services hereunder, as shall be agreed to from time to time between the trust and the Delaware Trustee; and the Delaware Trustee shall be entitled to be reimbursed by the trust for reasonable out-of-pocket expenses incurred by it in the performance of its duties hereunder.

X. The trust shall indemnify and hold harmless each Trustee and the Delaware Trustee and each officer of the trust from and against any and all liabilities, losses, actions, suits or proceedings at law or in equity, and any other expenses, suits or proceedings at law or in equity, and any other expenses, fees or charges of any character or nature, including, without limitation, attorneys’ fees, which the Trustees or the Delaware Trustee may incur or with which any of them may be threatened by reason of acting as a trustee or an officer under this Agreement or arising out of the existence of the trust, except to the extent that the indemnitee is found liable for an act or omission involving actual fraud or willful misconduct. The trust shall, upon request by the concerned Trustee or the Delaware Trustee or officer, assume the defense of any claim made against such trustee or officer and shall satisfy any judgment thereon from the assets of the trust.

XI. Upon the resignation or death of any Trustee or the Delaware Trustee during his or her term of office, such vacancy shall be filled a majority of by the remaining Trustees of the trust.

XII. The Trustees shall issue the following form of Certificate:

Fossil Trust

Capital Stock One Thousand Shares

No. 1	1,000 Shares

This certifies that Fossil Intermediate, Inc. is the holder of 1,000 fully paid shares in the Fossil Trust, which it holds subject to an agreement and declaration of trust, dated August 31, 1994, referred to and made a part of this certificate, of which all persons dealing with this company shall take notice.

The shares of the Fossil Trust are of the par value of $.01 each.

No transfer will affect the Fossil Trust until this certificate has been surrendered and the transfer recorded upon its books.

In witness whereof, the president and secretary under the declaration of trust have signed their names in authentication as of August 31, 1994.

, Secretary	, President

XIII. The proceeds arising from the sale of stock in the trust shall be used by the Trustees for the performance of this trust as provided here and any profits arising from the conduct of the business shall become part of the corpus of the trust fund. The Trustees are authorized to set aside from time to time such portions of the net income as they may think proper for the surplus or to declare dividends.

XIV. This trust shall continue perpetually, but may be terminated sooner by the trustees if they find it desirable to do so for the best interests of the estate and cestui que trustents.

XV. Upon the termination of this trust, the then stockholders shall participate in the distribution of all properties belonging to the trust estate, and the assets shall be distributed pro rata to each stockholder according to the value and number of shares held by each.

The Trustees shall render an account annually, and more often if convenient to them, and shall mail a copy to the last-known address of each cestui que trustent.

XVI. The ownership of shares in the company shall not entitle a stockholder to any portion of the legal title to any of the trust property whatsoever, either personal or real, nor to the right to call for a partition or division of the same, or for an accounting, nor shall any stockholder have the right to amend, alter, or terminate this trust. Neither the Trustees nor the Delaware Trustee shall have any power to bind the stockholders personally, and the stockholders and their assigns and all parties whomsoever, extending credit to, contracting with, or have any claim against the Trustees or the Delaware Trustee, shall look only and solely to the funds and property of the trust for payment under such contract or claim, or for any debt, damages, judgments or decrees or for any money or property that may otherwise be due or become due, payable or transferable to them from the Trustees or the Delaware Trustee, so that none of the Trustees, the Delaware Trustee or the stockholders at any time shall be personally liable for any such claim. In every written order, contract or obligation which the Trustees by themselves or by any officer or agent, shall give or enter into, it shall be the duty of the Trustees to refer to this declaration of trust.

XVII. Further it is declared that any person who shall accept a certificate of stock in the company ipso facto becomes a party of this declaration of trust and shall be bound and concluded by all of its terms and conditions. No transfer of stock in this company shall be considered binding unless due notice shall be given in writing to the Trustees; and it is expressly declared that any stockholder who shall transfer his stock in the company to any other person shall ipso facto cease to be a member of this company.

XVIII. The Trustees and the Delaware Trustee shall execute and file a certificate of trust pursuant to section 3810 of the Trust Act in the form of Exhibit A attached hereto.

XIX. The seal of this company shall be in the form of a circle, with the word “Seal” in the center and shall bear the name Fossil Trust, and the year 1994.

XX. To eliminate any question that might be raised as to the intention of the parties to this instrument, as well as to the cestui que trustent, it is stipulated and declared that the purpose is to create a trust and not a partnership.

XXI. It is further provided that if in the discretion of the Trustees they believe it to be in the best interest of this trust, the treasurer may be bonded; this, however, is left to their discretion.

XXII. The Trustees and the Delaware Trustee may alter or amend this declaration of trust at any time which they may think proper so to do.

XXIII. The fiscal year of the trust shall end on the 31st day of December in each year.

XXIV. The death of a stockholder or a Trustee or the Delaware Trustee during the continuance of this trust shall not operate to terminate the trust, nor shall it entitle the legal representative of the deceased stockholder to an accounting or to take any action in court or elsewhere against the Trustees or the Delaware Trustee, but the executors, administrators or assigns of any deceased stockholder shall succeed to the rights of the decedent under this trust upon surrender of the certificates for the shares owned by him or her.

XXV. This declaration of Trust is executed by the undersigned Trustees and the Delaware Trustee and delivered in the State of Delaware with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to conflicts of law provisions thereof; provided, however, that the Trustees, the Delaware Trustee and the stockholders intend that the provisions hereof and of the bylaws, if any, shall control over any contrary or limiting statutory or common law of the State of Delaware and that, to the maximum extent permitted by applicable law, there shall not be applicable to the trust, the Trustees, the Delaware Trustee or this trust agreement any provision of the laws (statutory or common) of the State of Delaware (other than the Trust Act) pertaining to trusts which relate to or regulate in a manner inconsistent with the terms hereof or of the bylaws, if any: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or capital, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees that arc inconsistent with the limitations on liability or authorities and powers of the Trustees set forth or referenced in this declaration or the. bylaws, if any. Section 3540 of Title 12 of the Delaware Code shall not apply to the trust. The trust shall be of the type commonly called a “business trust,” and without limiting the provisions hereof, the trust may exercise all powers that are ordinarily exercised by such a trust under Delaware law. The trust specifically reserves the right to exercise any of the powers or privileges afforded to business trusts and the absence of a specific reference herein to any such power, privilege or action shall not imply that the trust may not exercise such power or privilege or take such actions.

In witness whereof Tom Kartsotis, Alan D. Moore and Wilmington Trust Company, the trustees mentioned, have set their hands and seals in token of their acceptance of the trust specified here, for themselves and their successors, and Fossil Intermediate, Inc., the Subscriber has set its hand and seal, in token of its assent to and approval of the terms of trust for itself and its assigns, the day and year first above written.

Fossil Intermediate, Inc.

By:	/s/ T.R. TUNNELL
Name:	T.R. TUNNELL
Title:	Secretary

/s/ Tom Kartsotis
Tom Kartsotis, Trustee

/s/ Alan D. Moore
Alan D. Moore, Trustee

Wilmington Trust Company Delaware Trustee

By:	/s/ Patricia A. Evans
Name:	Patricia A. Evans
Title:	Financial Services Officer